SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

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UNITED FINANCIAL CORP.
(Name of Registrant as Specified in its Charter)

_______________________________________________________________
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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UNITED
FINANCIAL
CORP.

120 First Avenue North
Great Falls, Montana 59401
(406) 727-6106

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 24, 2005

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of United Financial Corp. (the “Company”) will be held at the La Quinta Inn, 600 River Drive South, in Great Falls, Montana on May 24, 2005 at 1:00 p.m., Mountain time, for the following purposes:

1.	To consider and act upon a proposal to approve an amendment to the 2000 Long-Term Incentive and Stock Option Plan (the “Stock Option Plan”) to allocate additional shares available for option awards.

2.	To consider and act upon any other matters that may properly come before the meeting or any adjournments thereof.

        The Board of Directors has selected April 12, 2005 as the record date for the Annual Meeting. Only those shareholders of record at the close of business on that date will be entitled to receive notice of and to vote at the Annual Meeting or any adjournment or adjournments thereof.

        You are cordially invited to attend the Annual Meeting. It is important that your shares be represented regardless of the number you own. Even if you plan to be present, you are urged to complete, sign, date and return the enclosed proxy promptly in the envelope provided. If you attend this meeting, you may vote either in person or by your proxy. Any proxy given may be revoked by you in writing or in person at any time prior to the exercise thereof.

By the Order of the Board of Directors

Kurt R. Weise Chairman of the Board

April 25, 2005

PROXY STATEMENT

        This Proxy Statement (the “Proxy Statement”) is being furnished to shareholders of United Financial Corp., a Minnesota corporation (the “Company”), in connection with the solicitation of proxies by the Company for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held at the La Quinta Inn, 600 River Drive South, in Great Falls, Montana on May 24, 2005, at 1:00 p.m., Mountain time, and at any adjournment or adjournments thereof. The approximate date of mailing of this Proxy Statement and the accompanying form of proxy is May 9, 2005.

Record Date; Shareholders Entitled to Vote; Quorum

        The Board of Directors of the Company has selected April 12, 2005 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. A total of 2,444,634 shares of the Company’s common stock, no par value per share (the “Common Stock”), were outstanding as of the close of business on that date. Shareholders will be entitled to cast one vote for each share of the Company’s Common Stock held by them at the close of business on the record date on any matter that may be presented at the Annual Meeting for consideration and action by the shareholders. A majority of the voting power of the outstanding shares of Common Stock entitled to vote, represented in person or by proxy, will be required to constitute a quorum for the Annual Meeting.

Voting Your Shares; How Proxies Are Counted

        All valid proxies received in response to the solicitation will be voted in accordance with the instructions indicated thereon by the shareholders giving such proxies. If no contrary instructions are given, each such proxy will be voted in favor of the proposal described in this Proxy Statement, unless and to the extent authority to do so is withheld in the enclosed proxy.

        Shares voted as “withhold vote for” the proposal will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the meeting and as unvoted, although present and entitled to vote, for purposes of the proposal with respect to which the shareholder has abstained. If a broker submits a proxy that indicates the broker does not have discretionary authority to vote certain shares, those shares will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the meeting, but will not be considered as present and entitled to vote with respect to the matters on which authority is withheld.

        The Board of Directors does not know of any business to be presented for action at the Annual Meeting other than that described herein. If any other business is properly presented at the Annual Meeting and may be properly voted upon, the proxies solicited hereby will be voted on such matters in accordance with the best judgment of the proxy holders named therein.

Revoking Your Proxy

        Any shareholder has the power to revoke his or her proxy at any time before it is voted at the Annual Meeting by filing written notice of such revocation to the Secretary of the Company (which notice shall be given by the filing of a duly executed proxy bearing a later date) or by attending the Annual Meeting and voting in person. Proxies solicited by the Company’s Board of Directors hereby are for use solely at the Annual Meeting and any adjournment or adjournments thereof.

Cost of Solicitation

        The expense of this proxy solicitation will be borne by the Company. To the extent necessary, proxies may be solicited by personnel of the Company in person, by telephone, or through other forms of communication. Company personnel who participate in the solicitation will not receive any additional compensation for such solicitation. The Company will request recordholders of shares beneficially owned by others to forward this Proxy Statement and related materials to the beneficial owners of such shares and will reimburse such recordholders for their reasonable expenses incurred in doing so.

Corporate Governance

        The Board of Directors is committed to good business practices, transparency in financial reporting and the highest level of corporate governance. The Company complies with a plan of corporate governance for the purpose of defining responsibilities, setting high standards of professional and personal conduct and assuring compliance with such responsibilities and standards. The Board continues to review the Company’s governance policies and practices against the requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), related rules of the Securities and Exchange Commission (the “SEC”) and Nasdaq’s listing standards to insure proper compliance.

        Our Audit, Compensation and Nominating Committee charters and Code of Ethics and Business Conduct can be obtained by visiting the Company’s website and clicking on the Corporate Governance link on the Company’s home page www.ufcmontana.com, or by writing to: United Financial Corp., c/o Investor Relations, P.O. Box 2779, Great Falls, MT 59403.

Communication with Directors

        The Board of Directors has adopted the following process for shareholders to send communications to members of the Board. Shareholders may communicate with the chairs of the Audit, Compensation and Nominating Committees of the Board, or with our independent Directors, by sending a letter to the following address: United Financial Corp., P.O. Box 2421, Great Falls, MT 59403. All communications will be relayed to the appropriate members.

Compensation of Directors

        All Directors of the Company and Heritage Bank receive one $350 fee for each monthly board meeting. In addition, Directors not employed by the Company or its affiliates receive a monthly retainer of $350 through December 2004, and $400 as of January 2005. The Company also reimburses Directors for out-of-pocket expenses incurred in attending monthly board meetings. All Directors are eligible for awards under the 2000 Long-Term Incentive and Stock Option Plan (the “Stock Option Plan”). Each Director of the Company was granted an option to purchase 400 shares of Common Stock in May of 2004 at an exercise price of $24.86 per share.

Board Meetings and Committees

        During the year ended December 31, 2004, the Board of Directors of the Company held eight regularly scheduled meetings. All Directors attended at least 75% of the meetings of (i) the Board of Directors held during the periods for which they served as Directors and (ii) the Board committees on which they served during the periods that they served on such committees. The Company has no policy regarding Director attendance at annual shareholders meetings. Last year, all Directors attended the annual meeting. The Company has an Audit Committee, a Compensation Committee and a Nominating Committee.

Audit Committee

        The Audit Committee consists of Messrs. Madison and Murray and Dr. Bloemendaal, each of whom meets the criteria for independent directors set forth in the Nasdaq listing standards. The Board has determined that Mr. Murray meets the definition of “audit committee financial expert” as defined by Item 401(h), Regulation S-K, of the Securities Act of 1933, as amended. The Audit Committee’s responsibilities include overseeing:

  the conduct of the Company’s accounting and financial reporting processes, the audits of the Company’s financial statements and the integrity of the Company’s audited financial statements and other financial reports;
  the performance of the Company's internal accounting and financial controls function;
  the engagement, replacement, compensation, qualifications, independence and performance of the Company's independent registered public accounting firm; and
  the portions of the Company’s Code of Ethics and Business Conduct and related policies regarding the Company’s accounting, internal accounting controls or auditing matters.

The Audit Committee held five meetings during the year ended December 31, 2004.

        The Audit Committee operates under a formal written charter originally adopted by the Board of Directors in 2000 and amended in 2004. As part of its periodic review of audit committee-related matters, the Audit Committee has received updates on the relevant requirements of the Sarbanes-Oxley Act, the revised rules of the SEC and the new corporate governance listing standards of Nasdaq that were adopted in 2003. The Board amended the Committee charter effective April 1, 2004 to implement these new rules and standards.

Compensation Committee

        The Compensation Committee consists of Messrs. Madison and Murray and Dr. Bloemendaal, each of whom meets the independence criteria set forth in the Nasdaq listing standards. The Compensation Committee’s responsibilities include:

  evaluating officer and Director compensation policies, goals, plans and programs;
  determining the cash and non-cash compensation of the Company’s Directors and executive officers;
  reviewing and making recommendations to the Board with respect to the administration of the Company’s equity-based and other incentive compensation plans;
  evaluating the performance of the Company's executive officers;
  assisting the Board in evaluating potential candidates for executive officer positions with the Company and oversee management succession planning; and
  producing the Committee report required by the applicable rules and regulations of the Securities and Exchange Commission and other regulatory bodies for inclusion in the Company’s annual proxy statements.

The Compensation Committee operates under a formal written charter approved by the Board of Directors effective April 1, 2004. The Compensation Committee met once during the year ended December 31, 2004.

Nominating Committee

        The Nominating Committee consists of Messrs. Madison and Murray and Dr. Bloemendaal, each of whom meets the independence criteria set forth in the Nasdaq listing standards. Mr. Murray joined the Nominating Committee in January 2005. The Nominating Committee’s responsibilities include assisting the Board in:

  establishing the minimum qualifications for a Director nominee, including the qualities and skills that Board members are expected to possess;
  identifying and evaluating individuals qualified to become Board members, consistent with criteria approved by the Board; and
  selecting, or recommending that the Board select, the Director nominees for election at the next annual meeting of shareholders, and filling vacancies on the Board occurring between annual meetings of shareholders.

        The Committee operates under a formal written charter approved by the Board of Directors effective April 1, 2004. The Nominating Committee did not meet in 2004.

        The Nominating Committee will consider nominees recommended by shareholders, provided that the recommendations are made in accordance with the procedures described in this Proxy Statement under “Shareholder Proposals and Director Nominations.” The Committee evaluates all candidates, including shareholder-proposed candidates, using generally the same methods and criteria, although those methods and criteria are not standardized and may vary from time to time. The Nominating Committee is authorized to establish guidelines for the qualification, evaluation and selection of new Directors to serve on the Board. It is not anticipated that the Committee will adopt specific minimum qualifications for Committee-recommended nominees, but that the Committee will instead evaluate each nominee on a case-by-case basis, including assessment of each nominee’s business experience, involvement in the communities served by the Company, and special skills. The Nominating Committee will also evaluate whether the nominee’s skills are complimentary to existing Board members’ skills, and the Board’s need for operational, management, financial, technological or other expertise, as well as geographical representation of the Company’s market areas.

        The Nominating Committee may solicit Directors and officers of the Company for names of potential candidates for Director nominations. The Nominating Committee does not currently utilize the services of any third party search firm to assist in the identification or evaluation of potential nominees. However, the Committee may engage a third party to provide such services in the future, as it deems necessary or appropriate at the time in question.

        The Nominating Committee makes a preliminary assessment of each proposed nominee based upon the resume and biographical information, an indication of the individual’s willingness to serve and other background information. This information is evaluated against the criteria set forth above and the specific needs of the Company at that time. Based upon a preliminary assessment of the candidate(s), those who appear best suited to meet the needs of the Company may be invited to participate in a series of interviews, which are used as a further means of evaluating potential candidates. On the basis of information learned during this process, the Nominating Committee determines which nominee(s) to recommend to the Board to submit for election at the next annual meeting.

        No candidates for Director nominations were submitted to the Nominating Committee by any shareholder in connection with the 2005 Annual Meeting of Shareholders.

Election of Directors

        This Proxy Statement does not contain a proposal for the election of Directors. The terms of current Directors Larry D. Albert, Jerome H. Hentges and Steve L. Feurt expire as of the Annual Meeting. United has decided not to nominate them for re-election so that after the Annual Meeting, the size of its Board of Directors will be reduced to the five Directors serving ongoing terms and the Board will be composed of a majority of independent Directors, as defined by the Nasdaq listing standards.

The following table sets forth the names of and certain information concerning the continuing members of the Board of Directors of the Company.

Name	Age	Director Since	Term	Positions Currently Held With the Company and Its Subsidiaries

Continuing Directors

Kurt R. Weise	48	1998	2006	Chairman, President
				and Chief Executive Officer and
				Director of the Company, Director
				and Vice President of Heritage
				Bank

Kevin P. Clark	49	1998	2006	Senior Vice President, Secretary
				and Director of the Company,
				President and Chief Executive
				Officer of Heritage Bank

J. William Bloemendaal	75	1976	2007	Director

William L. Madison	49	1996	2007	Director

Kenneth R. Murray	67	2004	2007	Director

        Mr. Weise has served as Chief Executive Officer of United since 1999 and Chairman of United since 2003. Mr. Weise has served as President and Director of United, and director and Vice President of Heritage Bank, since 1998. Mr. Weise’s term of office as a Director of United expires at United’s annual shareholder meeting in 2006. Mr. Weise also serves as President of Central Financial Services (“CFS”), a bank-consulting firm and President of Central Bancshares, Inc. (“Central Bancshares”). Central Bancshares is the parent company of Central Bank, located in Stillwater, Minnesota. Central Bancshares and CFS are both wholly-owned by United’s largest shareholder.

        Mr. Clark has served as Senior Vice President and Secretary of United, and director, President and Chief Executive Officer of Heritage Bank, since 1998. Mr. Clark’s term of office as a Director of United expires at United’s annual shareholder meeting in 2006.

        Dr. Bloemendaal is a physician specializing in orthopaedic surgery. He has practiced medicine since 1961 and has been associated since 1975 with Great Falls Orthopaedic Associates, a nine member physician group specializing in orthopaedic surgery. Dr. Bloemendaal currently serves as President of Great Falls Orthopaedic Associates.

        Mr. Madison has served as President/owner of Johnson Madison Lumber Co., Inc., a retail building materials business in Great Falls, Montana, since 1984.

        Mr. Murray is a former Group Executive Vice President of Wells Fargo & Company, a position he held until his retirement from Wells Fargo & Company in 1999. He has nearly 40 years of banking experience, having begun his banking career at Chase Manhattan Bank in 1962.

PROPOSAL ONE — APPROVAL OF AMENDMENT TO THE
2000 LONG-TERM INCENTIVE AND STOCK OPTION PLAN

Proposed Amendment

        In March 2005, our Board of Directors approved, subject to shareholder approval, an amendment to the United Financial Corp. 2000 Long-Term Incentive and Stock Option Plan (the “Stock Option Plan”) to increase by 60,000 the number of shares of Common Stock available for issuance thereunder from 198,000 shares to 258,000 shares.

        The Stock Option Plan was adopted by the Board of Directors in January 2000 and approved by the Company’s shareholders in May 2000, in order to aid in attracting and retaining employees, management, other personnel and non-employee Directors capable of assuring the future success of the Company, to offer such persons incentives to put forth maximum efforts for the success of the Company’s business and to afford them an opportunity to acquire a proprietary interest in the Company.

        A maximum of 198,000 shares of the Company’s Common Stock have been authorized in the past for issuance under options or other awards, which reflects adjustments for stock dividends and which is subject to future adjustment in certain circumstances. As of December 31, 2004, the Company had remaining 3,868 shares available for awards pursuant to the Stock Option Plan. The Board of Directors believes that the Stock Option Plan has been and continues to be an important incentive in attracting and retaining employees, management and other personnel and non-employee Directors as well as a successful mechanism for aligning corporate performance with the interests of shareholders, and believes that it is appropriate to increase the number of shares available for awards under the Stock Option Plan at this time. Approval of the proposed amendment to increase the number of authorized shares under the Stock Option Plan will assure that sufficient shares are available to enable the Board of Directors to achieve the objectives of the Stock Option Plan to aid in maintaining and developing personnel capable of assuring the future success of the Company, to offer such personnel additional incentives to put forth maximum effort for the success of the business and to afford them an opportunity to acquire an interest in the Company through options and other awards.

        The following summary describes all of the material features of the Stock Option Plan. A copy of the full text of the Stock Option Plan may be obtained by shareholders upon request directed to the Company’s Chief Financial Officer at 120 First Avenue North, Great Falls, Montana 59401.

Terms of the Stock Option Plan

        Any employee, officer, Director, consultant or independent contractor of the Company and its subsidiaries is eligible to receive awards under the Stock Option Plan. As of December 31, 2004, there were approximately 155 eligible individuals. Awards under the Stock Option Plan will be available for grant until January 25, 2010. However, an option of the award granted may extend beyond such time.

        The Stock Option Plan generally is administered by the Board of Directors, which determines the price, expiration date and other material conditions of awards, subject to restrictions in the Stock Option Plan including the restrictions described below. The Board of Directors may delegate to one or more officers of the Company, or a committee of such officers, the right to grant awards. United’s Compensation Committee administers awards granted to executive officers of the Company.

        The Stock Option Plan permits the granting of (a) stock options, including “incentive stock options” (“Incentive Stock Options”) meeting the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), and stock options that do not meet such requirements (“Nonqualified Stock Options”), (b) stock appreciation rights (“SARs”), (c) restricted stock and restricted stock units, (d) performance awards, and (e) other awards valued in whole or in part by reference to or otherwise based upon the Company’s Common Stock (“other stock-based awards”).

        The exercise price per share under any Incentive Stock Option shall not be less than 100% of the fair market value of the Company’s Common Stock on the date of the grant of such option. The exercise price of Nonqualified Stock Options and the grant or purchase price of other awards are not so limited but the Company presently intends to issue such options and awards at not less than 100% of fair market value. Options shall be exercised by payment in full of the exercise price, either in cash or, at the discretion of the Company, in whole or in part by tendering shares of Common Stock or other consideration having a fair market value on the date the option is exercised equal to the exercise price. Awards may provide that upon the grant or exercise thereof the holder will receive shares of Common Stock, cash or any combination thereof, as the Company shall determine. Determinations of fair market value under the Stock Option Plan shall be made in accordance with methods and procedures established by the Company.

        Generally, the holder of an SAR would be entitled to receive the excess of the fair market value (calculated as of the exercise date or, if the Company shall so determine, as of any time during a specified period before or after the exercise date) of a specified number of shares over the grant price of the SAR.

        Generally, the holder of restricted stock may have all of the rights of a shareholder of the Company, including the right to vote the shares subject to the restricted stock award and to receive any dividends with respect thereto, or such rights may be restricted. Restricted stock may not be transferred by the holder until the restrictions established by the Company have lapsed.

        Generally, performance awards would provide the holder thereof the right to receive payments, in whole or in part, upon the achievement of such goals during such performance periods as the Company shall establish. A performance award granted under the Stock Option Plan may be denominated or payable in cash, shares of Common Stock or restricted stock. The Company is also authorized to establish the terms and conditions of other stock-based awards.

        No option or award and no right under any award granted under the Stock Option Plan shall be transferable by the individual to whom it was granted otherwise than by will or by the laws of descent and distribution. Except as otherwise provided in any applicable option or award agreement (other than an award agreement relating to an Incentive Stock Option), pursuant to terms determined by the Company, each award or right under any award shall be exercisable during a participant’s lifetime only by the participant.

        If there shall be any change in the Common Stock through merger, consolidation, reorganization, recapitalization, dividend in the form of stock (of whatever amount), stock split or other change in the corporate structure, appropriate adjustments in the Stock Option Plan and outstanding options and awards shall be made by the Company. In the event of any such changes, adjustment shall include, where appropriate, changes in the aggregate number of shares subject to the Stock Option Plan, the number of shares and the price per share subject to outstanding options and awards and the amount payable upon exercise of outstanding awards, in order to prevent dilution or enlargement of option or award rights.

        The Board of Directors may amend, alter or discontinue the Stock Option Plan at any time, provided that shareholder approval must be obtained for any change that (i) requires the approval of shareholders under any rules or regulations of the National Association of Securities Dealers, Inc. that are applicable to the Company, or (ii) requires the approval of the Company’s shareholders under the Code in order to permit Incentive Stock Options to be granted under the Stock Option Plan.

        The closing price per share of the Company’s Common Stock on April 12, 2005, as reported on Nasdaq National Market, was $24.00.

        The following is a summary of the principal federal income tax consequences generally applicable to awards under the Stock Option Plan. The grant of an option or SAR is not expected to result in any taxable income for the recipient. The holder of an Incentive Stock Option generally will have no taxable income upon exercising the Incentive Stock Option (except that a liability may arise pursuant to the alternative minimum tax), and the Company will not be entitled to a tax deduction when an Incentive Stock Option is exercised. Upon exercising a Nonqualified Stock Option, the optionee must recognize ordinary income equal to the excess of the fair market value of the shares of Common Stock acquired on the date of exercise over the exercise price, and the Company will be entitled at that time to a tax deduction for the same amount. Upon exercising a SAR, the amount of any cash received and the fair market value on the exercise date of any shares of Common Stock received are taxable to the recipient as ordinary income and deductible by the Company. The tax consequence to an optionee upon a disposition of shares acquired through the exercise of an option will depend on how long the shares have been held and upon whether such shares were acquired by exercising an Incentive Stock Option or by exercising a Nonqualified Stock Option or SAR. Generally, there will be no tax consequences to the Company in connection with the disposition of shares acquired under an option, except that the Company may be entitled to a tax deduction in the case of a disposition of shares acquired under an Incentive Stock Option before the applicable Incentive Stock Option holding periods set forth in the Code have been satisfied.

        With respect to other awards granted under the Stock Option Plan that are payable in cash or shares of Common Stock that are either transferable or not subject to substantial risk of forfeiture, the holder of such an award must recognize ordinary income equal to the excess of (a) the cash or the fair market value of the shares of Common Stock received (determined as of the date of such receipt) over (b) the amount (if any) paid for such shares of Common Stock by the holder of the award, and the Company will be entitled at that time to a deduction for the same amount if and to the extent such amount satisfies the general rules concerning deductibility of compensation. With respect to an award that is payable in shares of Common Stock that are restricted as to transferability and subject to substantial risk of forfeiture, unless a special election is made pursuant to the Code, the holder of the award must recognize ordinary income equal to the excess of (i) the fair market value of the shares of Common Stock received (determined as of the first time the shares became transferable or not subject to substantial risk of forfeiture, whichever occurs earlier) over (ii) the amount (if any) paid for such shares of Common Stock by the holder, and the Company will be entitled at that time to a tax deduction for the same amount if and to the extent such amount is deductible.

        Approval of the Proposal requires the affirmative vote of the holders of a majority of the shares of Common Stock represented at the Annual Meeting and entitled to vote.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL
TO AMEND THE 2000 LONG-TERM INCENTIVE AND STOCK OPTION PLAN.

AUDIT COMMITTEE REPORT AND APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

Audit Committee Report

        The Audit Committee of the Company’s Board of Directors is composed of the following non-employee Directors: Messrs. Murray and Madison and Dr. Bloemendaal. All of the members of the Audit Committee are independent for purposes of the Nasdaq listing standards. The Audit Committee operates under a written charter adopted by the Board of Directors.

        Management is responsible for the Company’s internal controls and the financial reporting process. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America, and to issue a report on the Company’s financial statements. The Audit Committee’s responsibility is to monitor and oversee these processes.

        In this context, the Audit Committee has reviewed and discussed with management and the independent registered public accounting firm the audited consolidated financial statements. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU 380), as may be modified or supplemented.

        The Company’s independent registered public accounting firm also provided to the Audit Committee the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as may be modified or supplemented, and the Audit Committee discussed with the independent registered public accounting firm the accounting firm’s independence. The Audit Committee also considered whether non-audit services provided by the independent registered public accounting firm during the last year were compatible with maintaining the independent registered public accounting firm’s independence.

        Based upon the Audit Committee’s review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 filed with the Securities and Exchange Commission.

Members of the Audit Committee
J. William Bloemendaal
William L. Madison Kenneth R. Murray (Chairman)

ADDITONAL INFORMATION ABOUT OUR INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

Audit Fees

        Audit fees billed or expected to be billed to the Company by McGladrey & Pullen, LLP (“McGladrey”) and by Moss Adams LLP (“Moss Adams”) for the audit of the Company’s financial statements for the years ended December 31, 2004 and 2003 and for reviews of the Company’s financial statements included in the Company’s quarterly reports on Form 10-Q during that period totaled $71,000 in 2004 and $71,645 in 2003.

Audit-Related Fees

        Audit-related fees billed or expected to be billed to the Company by McGladrey and Moss Adams for the years ended December 31, 2004 and 2003 totaled $12,500 in 2004 and $6,500 in 2003. These fees relate to audits of the employee benefit plan.

Tax Fees

        Fees billed or expected to be billed to the Company by McGladrey and Moss Adams for tax services provided for the years ended December 31, 2004 and 2003 totaled $1,763 in 2004 and $7,764 in 2003. Tax services provided included the review of the Company prepared Federal and State of Montana Corporate Income Tax Returns prior to filing and certain tax consultation services regarding an Internal Revenue Service Examination and the sale of a Company subsidiary.

All Other Fees

        There were no fees billed for services not included above by McGladrey and Moss Adams for the years ended December 31, 2004 or 2003.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services

        The services performed by McGladrey in 2004 were pre-approved in accordance with pre-approval policy and procedures adopted by the Audit Committee. This policy describes the permitted audit, review, attest and non-audit services that the independent registered public accounting firm may perform. The policy requires that prior to the beginning of each fiscal year, a description of the services expected to be performed by the independent registered public accounting firm in the following fiscal year be presented to the Audit Committee for approval.

        Any requests for audit, review, attest and non-audit services must be submitted to the Audit Committee for specific pre-approval and cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The Compensation Committee of the Company’s Board of Directors is composed of the following non-employee Directors: Messrs. Madison and Murray and Dr. Bloemendaal. All members of the Committee have been determined to be independent as defined by Nasdaq listing standards. The Compensation Committee advises the Chief Executive Officer and the Board of Directors on matters of compensation philosophy and recommends salaries, incentives and other forms of compensation for the Company’s Directors, officers and other employees. The Compensation Committee has reviewed and is in accord with the compensation paid to executive officers in 2004.

Compensation Policy

        A basic objective of the Compensation Committee is to establish a compensation package appropriate for each officer’s scale of responsibility and performance, commensurate with the marketplace compensation for executives of companies of similar size as the Company, and to attract, motivate and retain executives of the necessary caliber. In determining each officer’s compensation, the Compensation Committee considers several performance factors including objective measurements such as the Company’s financial results. In addition, a number of subjective evaluations are used. The Compensation Committee does not base its decisions on any set profitability formulas. The Compensation Committee reviews the compensation of each officer, the individual achievements and performance of each officer and salary recommendations made by the Chief Executive Officer covering all officers (other than the Chief Executive Officer). The specific recommendations reflect the job responsibilities assigned to each officer, the manner in which those duties have been performed, and the prevailing market conditions relative to each position.

Bonus Awards for 2004

        The Company maintains a bonus plan for its executive officers and other management personnel. Bonuses payable under the plan are based on return on assets, asset quality and the overall growth and performance of the Company’s subsidiary bank. In December 2004, the Compensation Committee approved bonuses for executive officers and certain other employees for recognition of established objectives during 2004.

Long-Term Incentive Awards for 2004

        A majority of the independent Directors, as defined by the Nasdaq listing standards, approved option awards to certain executive officers in 2004. The considerations for their awards are described under “Long-Term Incentive Compensation”. The Compensation Committee will approve awards under the Stock Option Plan on a going forward basis, using the same considerations.

Chairman and CEO Compensation

        Mr. Weise has not received direct compensation from the Company for his services as Chairman of the Board, President and Chief Executive Officer. He has been compensated for his services as an officer of the Company through CFS and as a Director through the Director’s fees received. CFS bills the Company at predetermined hourly rates for Mr. Weise’s services provided to the Company. These hourly rates are approved by the Compensation Committee and the full Board annually and are reviewed for reasonableness as compared to current market rates for similar services provided by third party accounting and investment firms. See “Executive Compensation and Other Information – Certain Relationships and Related Transactions Between Management and the Company.”

Compliance with Internal Revenue Code Section 162(m)

        As a result of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), which was enacted into law in 1993, the Company will not be allowed a federal income tax deduction for compensation paid to certain executive officers to the extent that compensation exceeds $1 million per officer in any one year. This limitation will apply to all compensation paid to the covered executive officers which is not considered to be performance based. Compensation which does qualify as performance-based compensation will not have to be taken into account for purposes of this limitation. The Committee believes that options granted under the Company’s Stock Option Plan will meet the requirements for qualifying as performance-based compensation.

        Section 162(m) of the Code did not affect the deductibility of compensation paid to our executive officers in 2004 and is not anticipated to affect the deductibility of such compensation expected to be paid in the foreseeable future. The Committee will continue to monitor this matter and may propose additional changes to the executive compensation program if warranted.

Members of the Compensation Committee
J. William Bloemendaal
William L. Madison (Chairman) Kenneth R. Murray

EXECUTIVE COMPENSATION AND OTHER INFORMATION

        The following table shows the cash and non cash compensation paid by the Company during the past three years to its Chief Executive Officer and each executive officer who received cash compensation from the Company during the year ended December 31, 2004 exceeding $100,000.

Summary Compensation Table

Name and Principal Positions		Annual Compensation		Long-term Compensation Awards	All Other Compensation ($)

	Year	Salary ($)	Bonus ($)	Number of Options

Kurt R. Weise
Chairman, President, Chief	2004	(1)	—	400(4)	—
Executive Officer and	2003	(1)	—	750(3)	—
Director	2002	(1)	—	14,025(2)	—

Kevin P. Clark	2004	$132,717	$64,800	400(4)	$8,900(5)
Senior Vice President,	2003	$127,600	$63,800	750(3)	$8,500(5)
Secretary and Director	2002	$121,500	$48,100	9,900(2)	$7,600(5)

Steve L. Feurt	2004	$130,542	$63,800	400(4)	$8,700(5)
Senior Vice President,	2003	$125,500	$62,800	750(3)	$8,500(5)
Chief Credit Officer and	2002	$119,500	$46,000	9,900(2)	$7,500(5)
Director

(1)

Mr. Weise has not received direct compensation for his services as the Company’s Chairman of the Board, President and Chief Executive Officer, respectively. He has been compensated for services as a Director through the Directors’ fees and for services as an officer of the Company through CFS. See “Executive Compensation and Other Information – Certain Relationships and Related Transactions Between Management and the Company – Transactions with CFS”.

(2)

Represents options granted pursuant to the Stock Option Plan, which vest in equal annual installments over a four year period with the first 25% installment vesting on May 21, 2003. All share amounts have been restated to reflect the June 2002 10% stock dividend and the June 2003 50% stock dividend.

(3)

Represents options granted pursuant to the Stock Option Plan, which vest in equal annual installments over a four year period with the first 25% installment vesting on May 20, 2004. All share amounts have been restated to reflect the June 2002 10% stock dividend and the June 2003 50% stock dividend.

(4)	Represents options granted pursuant to the Stock Option Plan, which vest in equal annual installments over a four year period with the first 25% installment vesting on May 25, 2005.

(5)	Includes the Company’s matching cash contributions made on behalf of such officer to the Company’s 401(k) Thrift Retirement Plan (the “401(k) Plan”).

        Long-Term Incentive Compensation. Long-term incentives are provided through the grant of stock options. The grants are designed to align the interest of each executive officer with those of our shareholders and provide each individual with an incentive to seek the same objectives as shareholders, to retain executives through vesting and to lower the overall cash cost of compensation. In general, option grants are viewed as incentives for future performance and not as compensation for past accomplishments. In determining the number of shares subject to stock option grants, the independent members of the Board of Directors, who have approved grants to executive officers in the past, take into consideration the job responsibilities, experience and contributions of the individual as well as the recommendations of the Chief Executive Officer. The options vest over a period of four years and are generally not exercisable for at least one year after the date of grant. Each option grant allows the individual to acquire shares of the Company’s Common Stock at a fixed price per share over a ten-year period of time. Executive officers receive gains from stock options only to the extent that the fair market value of the stock has increased since the date of the option grant. The Compensation Committee will approve option grants to executive officers on a going forward basis.

        Stock Option Plan. The Stock Option Plan was adopted by the Company’s Board of Directors on January 25, 2000 and approved by the Company’s shareholders at the Annual Meeting held on May 23, 2000. The purpose of the Stock Option Plan is to aid in attracting and retaining employees, management, other personnel and non-employee Directors capable of assuring the future success of the Company, to offer such persons incentives to put forth maximum efforts for the success of the Company’s business and to afford them an opportunity to acquire a proprietary interest in the Company. The Stock Option Plan provides for a maximum of 198,000 shares of the Company’s Common Stock for issuance under options or other awards subject to adjustment in certain circumstances, excluding the current proposal to increase the number of shares available by 60,000 shares.

        The following table contains information concerning the grant of stock options under the Stock Option Plan during 2004 to each of the executive officers named in the Summary Compensation Table who received option grants.

Stock Options Granted in 2004

Individual Grants					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)

	Number of Securities Underlying Options Granted(#)(1)	Percent of Total Options Granted to Employees in 2004	Exercise Price ($/Sh)	Expiration Date

Name					5%($)	10%($)

Kurt R. Weise	400	7.1%	$ 24.86	5/25/14	$6,300	$15,800
Kevin P. Clark	400	7.1%	$ 24.86	5/25/14	$6,300	$15,800
Steve L. Feurt	400	7.1%	$ 24.86	5/25/14	$6,300	$15,800

(1)

Each option represents the right to purchase one share of the Company’s Common Stock, subject to vesting in equal annual installments over a four year period with the first 25% installment vesting on May 25, 2005. All options become fully vested upon a change in control of the Company.

(2)

These amounts represent certain assumed annual rates of appreciation only. Potential realizable value is calculated assuming 5% and 10% appreciation in the price of the Common Stock from the date of grant. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock, and overall stock market conditions. The amounts reflected in this table may not necessarily be achieved.

        The following table sets forth information concerning the exercise of options during 2004 and unexercised options held as of December 31, 2004 for each of the executive officers named in the Summary Compensation Table.

Aggregated Options Exercises in 2004 and Year End Option Values

	Shares Acquired On Exercise(#)	Value Realized($)(1)	Number of Securities Underlying Unexercised Options At Year End(#)		Value of Unexercised In-the-Money Options At Year End($) (1)

Name			Exercisable	Unexercisable	Exercisable	Unexercisable

Kurt R. Weise	—	—	21,225	10,450	$267,752	$105,455
Kevin P. Clark	7,531	$107,470	8,331	7,563	$94,745	$74,229
Steve L. Feurt	4,300	$64,436	11,562	7,563	$137,770	$74,229

(1)	Calculated based on the difference between the exercise prices of such options and the price of the Company’s Common Stock at December 31, 2004, which was $24.00 per share.

        Deferred Compensation Plans. The Company has a deferred compensation agreement with Kevin P. Clark that provides for pre-determined periodic payments over 15 years upon retirement or death. In the event of acquisition of the Company by a third party, disability or early retirement, the pre-determined payments are based on years of service. Assuming Mr. Clark retires at age 62, the projected annual benefit is $67,476 for a total payment of $1,012,140 over the 15 year period. Amounts expensed under this agreement were approximately $9,800 during the year ended December 31, 2004.

        In October 1999, the Company adopted a supplemental retirement agreement with Steve L. Feurt that provides for benefits upon retirement, disability or death. The plan vests 10% of benefits for every plan year of employment and 100% of benefits after 10 plan years. Benefits become fully vested upon determination of full or partial disability, death or change of control, with payment made in a lump sum within 60 days. Assuming Mr. Feurt retires at age 65, the projected lump sum payment amount is $314,987. The amount expensed under this agreement was approximately $8,000 for the year ended December 31, 2004.

EQUITY COMPENSATION PLAN INFORMATION

        The following table sets forth information with respect to securities authorized for issuance under the Company’s equity compensation plan as of December 31, 2004:

Plan Category	Number Of Securities To Be Issued Upon Exercise Of Outstanding Options, Warrants And Rights(1)	Weighted-Average Exercise Price Of Outstanding Options, Warrants And Rights	Number Of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected In The First Column)

Equity compensation plans	162,667	$12.88	3,868(2)
approved by security holders
Equity compensation plans not	—	—	—
approved by security holders (3)

Total	162,667	$12.88	3,868

(1)	Consists of shares to be issued upon the exercise of outstanding options under the Stock Option Plan described above.

(2)	Restricted and unrestricted stock awards and performance awards are permitted under the Stock Option Plan.

(3)	The Company has no such plans.

Compensation Committee Interlocks and Insider Participation

        Messrs. Madison and Murray and Dr. Bloemendaal currently serve on the Company’s Compensation Committee. None of these individuals has at any time been an officer or employee of the Company. No interlocking relationship exists between the members of the Board of Directors or the Compensation Committee and the members of the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.

        Heritage Bank, a wholly-owned subsidiary of the Company, has made the following loans which exceed $60,000 to members of the Compensation Committee, or their related businesses, in the ordinary course of business. These loans are currently made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with nonaffiliated persons and, in the judgment of management, do not involve more than the normal risk of collectibility or present other unfavorable features.

Name	Nature of Indebtedness	Largest Aggregate Amount for the Year Ended December 31, 2004	Balance at December 31, 2004	Note Rate at December 31, 2004	Matures

Johnson Madison	General Business
Lumber Co.	Line of Credit	$1,097,000	$—	6.25%	06-01-05
Mr. Madison,
Owner	Equipment	$244,192	$201,068	5.75%	06-01-05
	Line of Credit

Other Related	Commercial				11-30-04
Businesses	Real Estate				To
Mr. Madison,	Loans	$1,642,824	$1,298,437	4.75% to 8.00%	11-01-16
Owner

West Campus	Commercial
Imaging, LLC	Non-mortgage	$1,770,033	$1,770,033	5.25%	10-05-09
Dr. Bloemendaal,
Shareholder

Boneco, LLC	Commercial
Dr. Bloemendaal,	Non-mortgage	$344,663	$205,011	5.75%	05-01-06
Shareholder

Dr. Bloemendaal	Home Equity Loan	$400,381	$245,000	5.75%	03-29-05

Mr. Madison	Home Equity Loan	$54,214	$53,762	5.00%	08-04-08

Certain Relationships and Related Transactions Between Management and the Company

        Loans to Directors and Officers. The Company has a wholly owned subsidiary, Heritage Bank. Heritage Bank has made and in the future may make mortgage and consumer loans to the Company’s Directors and executive officers in accordance with applicable federal and State of Montana statutes and regulations. These loans are currently made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with nonaffiliated persons and, in the judgment of management, do not involve more than the normal risk of collectibility or present other unfavorable features. Other than to members of the Compensation Committee, as discussed above, Heritage Bank had no loans which exceed $60,000 to Directors and executive officers of the Company during 2004.

        See “Compensation Committee Interlocks and Insider Participation”.

        Transactions with CFS. CFS, of which John M. Morrison is the sole shareholder and Chairman of the Board of Directors, and of which Kurt R. Weise is the President, provides to the Company and Heritage Bank, various management services, including accounting and tax services, investment consulting, personnel consulting, asset-liability management and regulatory consulting. CFS has been providing similar services to various banks and financial services organizations since December of 1988. Fees for these services totaled approximately $472,000 for the year ending December 31, 2004. The fees are billed by CFS on an hourly basis for work performed by Mr. Morrison, Mr. Weise and four other CFS employees. Neither Mr. Morrison or Mr. Weise receive direct compensation from the Company for their services. Each is compensated for their services to the Company through the fees paid to CFS. Through CFS, Mr. Morrison and Mr. Weise earned annual salaries of $100,000 and $151,000, respectively, in 2004. The Company’s portion of those salaries was approximately 54% based upon CFS billings during 2004. Through CFS, Mr. Weise earned an annual salary of $145,000 in 2003 and $140,000 in 2002. The Company’s portion of those salaries was approximately 53% based upon CFS billings during 2003 and 2002.

        Loan Participation Transactions. From time to time, Central Bank, the Stillwater, Minnesota bank founded by Mr. Morrison, sells loan participations to Heritage Bank. Heritage Bank did not buy loan participations from Central Bank in 2004. Larry D. Albert, Jerome H. Hentges and Mr. Weise are all board members of both Central Bank and the Company. Mr. Albert is President and CEO of Central Bank. Mr. Hentges is Branch President of the Eden Prairie branch of Central Bank. Mr. Weise is the Chairman of the Board of Central Bank.

    Mr. Weise also serves on the Board of Directors of Timberline Bank in Grand Junction, Colorado. Heritage Bank bought loan participations from Timberline Bank in the amount of approximately $240,000 in 2004.

        The Company expects such transactions to continue to occur in the future with both Central Bank and Timberline Bank. Such sales will be made on substantially the same terms as loan participations which are sold to nonaffiliated persons.

SECURITIES OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

        The following table sets forth information as of February 28, 2005 concerning the share of the Company’s Common Stock beneficially owned by each Director, by the executive officers named in the Summary Compensation Table above and by all Directors and executive officers of the Company as a group. There are no beneficial owners of more than five percent of the Company’s Common Stock other than Mr. Morrison, who is listed below. Except as otherwise noted, each beneficial owner listed has sole investment and voting power with respect to the Common Stock indicated. As of February 28, 2005, 2,444,016 shares of the Company’s Common Stock were issued and outstanding.

Name	Number of Shares Beneficially Owned (6)		Percent of Shares Outstanding

John M. Morrison	815,745	(1)	33.2%
Kevin P. Clark	76,074	(2)	3.1%
Kurt R. Weise	74,205	(3)	3.0%
Steve L. Feurt	53,699	(4)	2.2%
J. William Bloemendaal	41,602	(5)	1.7%
William L. Madison	4,848		* %
Larry D. Albert	4,639		* %
Jerome H. Hentges	4,601		* %
Kenneth R. Murray	1,073		* %

All Directors and executive
officers as a group (8 persons)	260,741		9.8%

* Less than 1%.

(1)

Includes 46,275 shares held by Central Bancshares of which Mr. Morrison is the sole shareholder, 32,290 shares held by CFS of which Mr. Morrison is the sole shareholder, 6,426 shares held in a trust for the benefit of Susan Morrison and 13,400 and 2,145 shares, respectively, held in the Individual Retirement Accounts (“IRAs”) of John Morrison and Susan Morrison. Mr. Morrison’s address is 5500 Wayzata Blvd., Suite 145, Golden Valley, MN 55416.

(2)

Includes 4,906 shares held by Mr. Clark in an IRA, 469 shares held by Mr. Clark’s spouse in an IRA, 9,562 shares in a 401(k) Thrift Retirement Plan and 5,097 shares held in the name of his children, for whom Mr. Clark is custodian.

(3)	Includes 5,880 shares held by Mr. Weise in an IRA and 3,000 shares held by Mr. Weise’s spouse and 150 shares held by Mr. Weise’s children.

(4)	Includes 9,465 shares held by Mr. Feurt in an IRA and 8,080 shares in a 401(k) Thrift Retirement Plan.

(5)

Includes 11,499 shares held by Dr. Bloemendaal in an IRA and 29,295 shares for which voting and investment power of such shares are shared with Dr. Bloemendaal’s spouse with whom shares are held jointly.

(6)

Includes the following shares subject to options exercisable within 60 days of February 28, 2005: Mr. Morrison, 15,881 shares; Mr. Clark, 8,331 shares; Mr. Weise, 21,225 shares; Mr. Feurt, 11,562 shares; Dr. Bloemendaal, 807 shares, Mr. Madison, 807 shares; Mr. Albert, 2,044 shares; Mr. Hentges, 1,013 shares; and for all Directors and executive officers as a group, 45,789 shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s Directors, executive officers and beneficial owners of more than ten percent of the Company’s Common Stock to file initial reports of ownership and reports of changes in ownership of the Company’s Common Stock with the Securities and Exchange Commission, and the Company is required to identify any of those individuals who failed to file such reports on a timely basis. Based solely on a review of the copies of such reports furnished to the Company and written representations from the executive officers and Directors, the Company believes that during 2004 all Directors, executive officers and beneficial owners of more than ten percent of the Company’s Common Stock of the Company complied with their Section 16(a) filing requirements, except Dr. Bloemendaal and Mr. Murray. Each had late Form 5 filings as a result of purchases pursuant to dividend reinvestment programs in broker-dealer accounts which are subject to a two-day filing requirement. Dr. Bloemendaal had four late filings which reported eight purchases. Mr. Murray had three late filings which reported three purchases.

STOCK PRICE PERFORMANCE GRAPH

        The graph below compares cumulative total shareholder return of the Company, the Standard & Poor’s (“S & P”) 500 Index and the SNL Thrift and Bank Indices. Total returns assume a $100 investment on December 31, 1999 and are based on reinvestment of all dividends.

United Financial Corp.

	Period Ending

Index	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04

United Financial Corp.	100.00	91.50	114.70	153.54	287.88	284.31
NASDAQ Composite	100.00	60.82	48.16	33.11	49.93	54.49
SNL Bank Index	100.00	118.10	119.29	109.38	147.55	165.34
SNL Thrift Index	100.00	159.68	170.68	203.60	288.23	321.15

SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

Shareholder Proposals

        Any shareholder wishing to include a proposal in the Company’s Proxy Statement for its 2006 Annual Meeting of Shareholders must submit such proposal for consideration in writing to the Secretary of the Company at the address indicated on the first page of this Proxy Statement no later than December 26, 2005. Any such proposal will be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934.

        Management may use discretionary authority to vote against any shareholder proposal presented at the Company’s 2006 Annual Meeting of Shareholders if: (1) such proposal has been properly omitted from the Company’s proxy materials under federal securities law, (2) notice of such proposal was not submitted to the Secretary of the Company at the address indicated on the first page of this Proxy Statement by March 11, 2006 or (3) the proponent has not solicited proxies in compliance with federal securities laws from the holders of at least the percentage of the Company’s Common Stock required to carry the proposal.

Director Nominations

        The Nominating Committee will consider nominees for the Board recommended by shareholders who meet the eligibility requirements for submitting shareholder proposals for inclusion in the Company’s next proxy statement. If an eligible shareholder wishes to recommend a nominee, he or she should submit such recommendation in writing to the Chair, Nomination Committee, care of the Corporate Secretary of the Company, by the deadline for shareholder proposals set forth in the Company’s last proxy statement, specifying the following information: (a) the name and contact information of the nominee, (b) the name and contact information of the shareholder making the nomination, (c) a representation that the nominating shareholder is a shareholder of record of the Company’s stock entitled to vote at the next annual meeting and intends to appear in person or by proxy at such meeting to nominate the person specified in the notice, (d) the nominee’s qualifications for membership on the Board, (e) all of the information that would be required in a proxy statement soliciting proxies for the election of the nominee as a Director, (f) a description of all direct or indirect arrangements or understandings between the nominating shareholder and the nominee and any other person or persons (naming such person or persons) pursuant to whose request the nomination is being made by the shareholder, (g) all other companies to which the nominee is being recommended as a nominee for Director, and (h) a signed consent of the nominee to cooperate with reasonable background checks and personal interviews, and to serve as a Director of the Company, if elected. All such recommendations will be brought to the attention of the Nominating Committee, and the Nominating Committee shall evaluate such Director nominees in accordance with the same criteria set forth in its charter or as otherwise approved by the Committee or the Board.

ADDITIONAL INFORMATION

        The Company has filed with the Commission, for the year ended December 31, 2004, an Annual Report on Form 10-K, together with applicable financial statements and schedules thereto. The Company will furnish, without charge, upon written request of any shareholder who represents in his or her request that he or she was the beneficial owner of the Company’s Common Stock on April 12, 2005, a copy of the Annual Report on Form 10-K. Requests should be directed to: Paula J. Delaney, CFO, United Financial Corp., P.O. Box 2779, Great Falls, Montana 59403.

        You are urged to vote, sign, date and return the accompanying proxy in the enclosed postage-paid envelope at your earliest convenience, whether or not you currently plan to attend the Annual Meeting in person.

By the Order of the Board of Directors

April 25, 2005	Kurt R. Weise Chairman of the Board

		[BARS]	MMMMMMMMMMMM
[BARS]	UNITED FINANCIAL CORP.
	MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 !123456564525!		000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext C 1234567890 J N T
[BARS] ☐ Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

Revocable Proxy for 2005 Annual Meeting of Shareholders
This Proxy is Solicited by the Board of Directors

The undersigned, having duly received the Notice of Annual Meeting of Shareholders and Proxy Statement dated April 25, 2005, hereby appoints Kurt R. Weise and Kevin P. Clark (each with the power to act alone and with the power of substitution and revocation) to vote all shares of Common Stock of United Financial Corp. which the undersigned is entitled to vote at the Annual Meeting of Shareholders (the “Annual Meeting”), to be held at the La Quinta Inn, 600 River Drive South in Great Falls, Montana on May 24, 2005 at 1:00 p.m., Mountain Time, and at any and all adjournments thereof. All shares shall be voted as directed with respect to the proposal set forth below, and in their discretion upon any other matter that may properly come before said meeting.

This proxy may be revoked by filing a subsequently dated proxy or by notifying the Secretary of United Financial Corp. of your decision to revoke this proxy, either in person at the Annual Meeting or in writing.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSAL STATED.

A   Issues
The Board of Directors recommends a vote FOR the following proposal.

	For	Against	Abstain
1. Approval of Amendment to the 2000 Long-Term Incentive and Stock Option Plan proposal.	☐	☐	☐

B   Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed.
NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Signature 1 — Please keep signature within the box	Signature 2 — Please keep signature within the box	Date (mm/dd/yyyy)

1 U P X     H H H     P P P P     005689